Exhibit 99.(a)

BAILLIE GIFFORD ETF TRUST

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 2nd day of October, 2025 by the Trustees hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided, amending and restating the Agreement and Declaration of Trust, originally dated February 24, 2025, as amended by the first amendment to the Agreement and Declaration of Trust on September 11, 2025 (together, the “Original Declaration of Trust”):

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Original Declaration of Trust is hereby amended and restated to read in its entirety as follows, and the Trustees do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1. This Trust shall be known as “Baillie Gifford ETF Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)            “Trust” refers to the Massachusetts business trust established by the Original Declaration of Trust, as amended or restated from time to time;

(b)            “Trustees” refers to the persons signatory hereto, so long as they continue in office in accordance with the terms of this Declaration of Trust, and all other persons who may from time to time be duly elected or appointed in accordance with Article IV hereof;

(c)            “Proceeding” includes without limitation any threatened, pending or completed claim, demand, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

(d)            “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series or in any class of shares (as the context may require) shall be divided from time to time;

(e)            “Shareholder” means a record owner of Shares;

(f)             “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(g)            The terms “Commission” and “principal underwriter” shall have the meanings given them in the 1940 Act;

(h)            “Agreement and Declaration of Trust,” “Declaration of Trust” or “Declaration” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;

(i)             “By-Laws” shall mean the By-Laws of the Trust, as amended or restated from time to time;

(j)             “Secretary of the Trust” shall mean the person appointed to act as the secretary of the Trust by the Trustees from time to time;

(k)            “Series Company” refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

(l)             “Series” refers to any series of Shares established and designated under or in accordance with the provisions of Article III;

(m)           “Multi-Class Series” refers to any Series established and designated as Multi-Class Series under or in accordance with the provisions of Article III, Section 6;

(n)            The terms “class” and “class of Shares” refer to each class of Shares into which the Shares of any Multi-Class Series may from time to time be divided in accordance with the provisions of Article III; and

(o)         “Original Declaration of Trust” shall have the meaning set forth in the recitals hereto;

ARTICLE II

Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities (including options), debt instruments, commodities, commodity contracts and options thereon, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust or Massachusetts law.

ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $0.00000001 per share. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series or class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Except as otherwise provided in Section 6 of this Article III with respect to Shares of Multi-Class Series, no Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 4 hereof. Except as otherwise provided in Section 6 of this Article III with respect to Shares of Multi-Class Series, all dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares of any particular Series or class into a greater or lesser number of Shares of that Series or class without thereby changing the proportionate beneficial interest of the Shares of that Series or class in the assets belonging to that Series or attributable to that class or in any way affecting the rights of Shares of any other Series or class.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and class and as to the number of Shares of each Series and class held from time to time by each.

Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize, including any condition that Shares may be offered for purchase only in aggregations of such number of Shares (“Creation Units”), and in full, but not fractional, multiples thereof, as the Trustees may from time to time authorize, and the Trustees may, at any time and from time to time, charge fees for effecting purchases of Shares at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and any rules, regulations or exemptive relief thereunder.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the Trust property or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing Series or classes in addition to those established in Section 6 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series in addition to the Series established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. The establishment and designation of any class of Shares shall be effective upon either the execution by a majority of the then Trustees of an amendment to this Declaration of Trust or the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such class and such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such amendment or resolution.

Without limiting the generality of the foregoing, the Trustees may, without the approval of Shareholders, for the above-stated purposes, amend the Declaration of Trust to:

(a)            create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or classes in accordance with such eligibility requirements;

(b)            amend any of the provisions set forth in paragraphs (a) through (j) of Section 6 of this Article III;

(c)            combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine or consolidate, merge or transfer assets of the Trust or a Series as set forth in Article IX, Section 5 hereof;

(d)            change or eliminate any eligibility requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(e)            change the designation of any Series or class of Shares;

(f)            change the method of allocating dividends among the various Series and classes of Shares;

(g)            allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares; and

(h)            specifically allocate assets to any or all Series or create one or more additional Series which are preferred over all other Series in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or any classes of Shares thereof.

Section 6. Establishment and Designation of Series and Classes.

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the Series set forth in the table below shall be, and are hereby, established and designated, each of which is authorized as of the date hereof to issue one class of Shares, with such rights and preferences as may be determined from time to time by the Trustees:

Series
Baillie Gifford Emerging Markets ETF
Baillie Gifford International Alpha ETF
Baillie Gifford International Concentrated Growth ETF

Baillie Gifford Long Term Global Growth ETF
Baillie Gifford U.S. Equity Growth ETF

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares:

(a)            Assets belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)            Liabilities Belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, the expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as “liabilities belonging to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(c)            Apportionment of Assets etc. in Case of Multi-Class Series. In the case of any Multi-Class Series, to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of such Series, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, charges, costs and reserves belonging or attributable to that Series may be allocated or attributed to a particular class of Shares of that Series or apportioned among two or more classes of Shares of that Series; and (ii) Shares of any class of such Series may have priority or preference over shares of other classes of such Series with respect to dividends or distributions upon termination of the Trust or of such Series or class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same class and that all dividends and distributions to Shareholders of a particular class shall be made ratably among all Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

(d)            Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or class) with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets belonging to such Series or attributable to such class, nor shall any Shareholder of any particular Series or class otherwise have any right or claim against the assets belonging to any other Series or attributable to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or class.

(e)            Voting. Notwithstanding any of the other provisions of this Declaration of Trust, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected. On any matter submitted to a vote of Shareholders, all Shares then entitled to vote shall, except as otherwise provided in the By-Laws, be voted in the aggregate as a single class without regard to Series or class of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes of Shares materially differently, Shares shall be voted by individual Series or class and (2) when the matter affects only the interests of one or more Series or classes, only Shareholders of such Series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

(f)             Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of a Multi-Class Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series. All the Shares of each particular class of Shares within a Multi-Class Series shall represent an equal proportionate interest in the assets belonging to such Series that are attributable to such class (subject to the liabilities attributable to such class), and each Share of any particular class within a Multi-Class Series shall be equal to each other Share of such class.

(g)            Fractions. Any fractional Share of a Series or class shall carry proportionately all the rights and obligations of a whole Share of that Series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares (subject to any condition that Shares may be offered for redemption only in aggregations of Creation Units, and in full, but not fractional, multiples thereof, as the Trustees may from time to time authorize) and termination of the Trust.

(h)            Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(i)             Combination of Series or Classes. Without limiting the authority of the Trustees set forth in Article IX, Section 5 hereof, the Trustees shall have the authority, without the approval of the Shareholders of any Series or class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or attributable to any class into assets and liabilities belonging to a single Series or attributable to a single class.

(j)             Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series and rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III for the establishment and designation of Series. At any time that there are no Shares outstanding of any particular class previously established and designated of a Multi-Class Series, the Trustees may abolish that class and rescind the establishment and designation thereof, either by amending this Declaration of Trust in the manner provided in Section 5 of this Article III for the establishment and designation of classes (if such class was established and designated by an amendment to this Declaration of Trust), or by vote or written consent of a majority of the then Trustees (if such class was established and designated by Trustee vote or written consent).

Section 7. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or Series or class.

Section 8. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf or for the benefit of the Trust or any Series without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or Series would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust and shall advise the Shareholder submitting such demand whether they require additional reasonable time within which to conduct an inquiry into the allegations made in the demand. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any Series or Class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their sole business judgment and shall be binding upon the Shareholders, and no court action, proceeding or suit shall be brought or maintained after a decision to reject such a demand. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a Series shall be subject to the right of the Shareholders under Article V, Section 1 hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

Section 9. Direct Claims. No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to an alleged injury, have the right to bring such an action, unless the class of Shareholders or single Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or single Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days after its receipt by the Trust and shall advise the Shareholder submitting such demand whether they require additional reasonable time within which to conduct an inquiry into the allegations made in the demand. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any Series or Class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or single Shareholder seeking authorization.

ARTICLE IV

The Trustees

Section 1. Election and Tenure. The number of Trustees shall be the number of persons that have signed this Declaration of Trust until changed by the Trustees, and the Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, retires or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act. The Trustees need not be Shareholders.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them without Shareholder approval to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; they may list the Shares of any Series on one or more national securities exchanges or other trading markets, facilitate the trading of such Shares at market prices on such national securities exchanges or other trading markets and cease such operation and/or listing at any time, in accordance with applicable law and applicable rules of the exchange or trading market; they may retain a transfer agent or a shareholder servicing agent, or both, to arrange for the listing and trading of Shares on one or more national securities exchanges, as appropriate; they may provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; they may retain, with respect to any Series whose Shares trade on a national securities exchange, one or more market makers, exchange specialists, listing and other agents necessary for the calculation of such Series’ intraday indicative value; they may set record dates for the determination of Shareholders with respect to various matters; and they may, in general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, and in addition to the power and authority granted to the Trustees elsewhere in this Declaration of Trust, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular Series or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets of that Series; and, to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes of Shares, to allocate assets, liabilities, income and expenses of a Multi-Class Series to a particular Class of Shares of that Multi-Class Series or to apportion the same among two or more Classes of Shares of that Multi-Class Series;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To litigate, compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To borrow funds or other property;

(l) To endorse or guarantee the payment of any notes or other obligations of any person; and to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations;

(m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;

(n) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(o) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Act, as amended from time to time, may engage.

The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trustees’ powers and authority.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken (A) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without The Commonwealth of Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by which means shall for all purposes constitute presence in person at a meeting), or (B) by written consents of a majority of the Trustees (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, administrators, investment advisers or managers, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors, listing fees and expenses, and such other expenses and charges, as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust’s custodian, transfer agent, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested jointly in the Trustees.

Section 7. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series or class with any corporation, trust, association or other organization (the “Manager”); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8, (iii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series or class to the extent and as provided in Article IX, Section 4 and (v) with respect to such additional matters relating to the Trust as may be required by applicable law, including the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or class are outstanding the Trustees may exercise all rights of Shareholders of that Series or class with respect to matters affecting that Series or class and may with respect to that Series or class take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders thereof.

Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Chair of the Board, if any, or by the President or the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Chair of the Board, if any, or by the President or the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place (or virtually by telephonic or any electronic means) designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends such meeting in person or by proxy.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the By-Laws or by this Declaration of Trust, 40% of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series or classes is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 40% of the Shares of each such class entitled to vote shall constitute a quorum at a Shareholders’ meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or class which are entitled to vote, voting separately, shall also be required to decide such question.

Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5. Record Dates. For the purpose of determining the Shareholders of any Series or class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or classes for all or any part of the period prior to a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or classes.

Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Income, Distributions, and Redemptions and Repurchases

Section 1. Distributions of Net Income. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series, in Shares of that Series, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series and may from time to time distribute to the Shareholders of each Series, in Shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series, as they may authorize. Except as otherwise permitted by paragraph (c) of Section 6 of Article III in the case of Multi-Class Series, all dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders and recorded on the books of the Trust at the date and time of record established for the payment of such dividend or distributions.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws. Determinations of net income of any Series or class and determinations of income, asset value, capital gains, expenses and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

If, for any reason, the net income of any Series or class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or class shall constitute a liability of such Shareholder to that Series or class which shall be paid out of such Shareholder’s account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or class in the account of such Shareholder or (z) otherwise.

Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures or methods for redemption as the Trustees may from time to time authorize, including any condition that Shares may be offered for redemption only in aggregations of Creation Units, and in full, but not fractional, multiples thereof, as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws, next determined, provided that, if so authorized by the Trustees, the Trust and any Series may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish as and to the extent permitted under the 1940 Act and any rules, regulations or exemptive relief thereunder. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or class. Payment for said Shares, except to the extent permitted by the 1940 Act and any applicable exemptive relief therefrom, shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the New York Stock Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or attributable to any class thereof or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. Thereafter, Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension or the suspension terminates or expires pursuant to the 1940 Act or any rules, regulations or exemptive relief thereunder. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

If the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series the Shares of which are being redeemed, the redemption price, less any applicable fees or charges, may in any case or cases be paid wholly or partly in kind in accordance with such procedures or methodologies that the Trustees may from time to time may adopt for such Series or class, including, in the case of Shares of any Series or class issued only in Creation Units, procedures restricting the right of redemption to Creation Units by not allowing redemptions of partial or fractional Creation Units if so determined by the Trustees. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series or class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares or of any Series or class; or (iii) if the Trustees determine that such Shareholder is engaging in conduct that is harmful to the Trust or any Series or Class; or (iv) if the Trustees determine otherwise such redemption to be necessary or appropriate.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

Indemnification

Section 1. Indemnification of Trustees. The Trust shall indemnify each of its Trustees and officers (each hereafter referred to as a “Covered Person”) against any and all liabilities and expenses actually and reasonably incurred by the Covered Person in any Proceeding in which the Covered Person may be or may have been involved as a party or otherwise or with which the Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a trustee of the Trust or by reason of his or her being or having been a Covered Person, except with respect to any matter as to which the Covered Person shall have been finally adjudicated in a decision on the merits in a relevant Proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and except that the Covered Person shall not be indemnified against any liability to the Trust to which the Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust may, by written agreement, undertake to cause certain expenses incurred by any such Covered Person to be paid from time to time by the Trust in advance of the final disposition of any such Proceeding in accordance with guidance issued by the Securities and Exchange Commission and as described in the applicable Indemnification Agreement.

Section 2. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Trustee may be entitled. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Covered Persons, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

Section 3. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the Class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE IX

Miscellaneous

Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series or attributable to a particular class, only to the assets belonging to the relevant Series or attributable to the relevant class, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

Section 2. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

For the sake of clarification and without limiting any foregoing provision, the appointment, designation or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead disinterested Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including audit committee financial expert) or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Termination of Trust, Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or class may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or class, or by the Trustees by written notice to the Shareholders of that Series or class.

Upon termination of the Trust (or any Series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that

Series (or class, as the case may be), as a Series (or class, as the case may be), ratably according to the number of Shares of that Series (or class, as the case may be) held by the several Shareholders on the date of termination.

Section 5. Merger and Consolidation. The Trustees may cause the Trust, or any one or more series of the Trust, to be merged into or consolidated with another trust, series, partnership, corporation or company or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

Section 6. Filing of Copies, Reference, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7. Applicable Law. This Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

The state and federal courts sitting within the Commonwealth of Massachusetts shall be the sole and exclusive forums for any shareholder (including a beneficial owner of shares) to bring (i) any action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer or employee, if any, of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, arising pursuant to any provision of the Massachusetts Business Corporation Act, the Massachusetts Uniform Trust Code, or any federal or state securities law, in each case as amended from time to time, or this Declaration of Trust or the Trust’s Bylaws; or (iv) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, governed by the internal affairs doctrine. If any provision or provisions of this Section shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section (including, without limitation, each portion of any sentence of this Section containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby.

Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote with respect to such amendment, except that amendments described in Article III, Section 5 or Article III, Section 6 hereof or having the purpose of changing the name of the Trust or of any Series or class of Shares or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

Nothing contained in the Declaration shall permit the amendment of the Declaration of Trust (i) to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, former Trustees, officers, employees or agents, (ii) to permit assessments upon Shareholders of the Trust, or (iii) to eliminate or limit the rights to indemnification provided in Article VIII with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

Section 9. Enforceability. If any provision of this Declaration of Trust is found by a court of competent jurisdiction to be invalid or unenforceable for any reason, it is the intent and agreement of the Trustees and the holders of shares of beneficial interest issued hereunder and to be issued hereunder that the invalidity or unenforceability of any provision of this Declaration of Trust shall not affect the validity or enforceability of any other provision of this Declaration of Trust, and any invalid or unenforceable provision of this Declaration of Trust shall be modified so as to be enforced to the maximum extent of its validity or enforceability.

Section 10. Addresses. The address of the Trust is 780 Third Avenue, 43rd Floor, New York, NY 10017. The address of each Trustee is c/o Baillie Gifford Overseas Limited, 780 Third Avenue, 43rd Floor, New York, NY 10017. The Trust’s resident agent is CT Corporation System, 155 Federal Street, Suite 700, Boston, Massachusetts 02110.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the day and year first above written.

/s/ Howard W. Chin
Howard W. Chin, Trustee

/s/ Pamela M.J. Cox
Pamela M.J. Cox, Trustee

/s/ John Kavanaugh
John Kavanaugh, Trustee

/s/ Maureen A. Miller
Maureen A. Miller, Trustee

/s/ Donald P. Sullivan, Jr.
Donald P. Sullivan, Jr., Trustee

/s/ Michael Stirling-Aird
Michael Stirling-Aird, Trustee

[Signature Page to Amended and Restated Agreement and Declaration of Trust of Baillie Gifford ETF Trust]